Exhibit 10.10

ADDENDUM # 14 TO THE

CAPTIVE INSURANCE COMPANY MANAGEMENT SERVICES AGREEMENT

BETWEEN

DAVIES CAPTIVE MANAGEMENT LIMITED (“MANAGER”)

(Formerly Citadel Management Bermuda Limited)

AND

AMERINST INSURANCE COMPANY, LTD. (“COMPANY”)

EFFECTIVE: January 1, 2023

Management Agreement Addendum

1)

It is hereby agreed that the COMPANY will compensate MANAGER as follows:

For the period from January 1, 2023, to March 31, 2023 - $20,000

For each quarter commencing April 1, 2023, July 1, 2023, and October 1, 2023 - $20,000 per quarter. (To be reviewed in June 2023).

2)	Cause the above fees to be paid in advance at the beginning of each calendar quarter.
3)

Reimburse MANAGER for reasonable out-of-pocket expenses incurred during the management of the COMPANY including courier and express mail service; long distance telephone calls; travel and meeting expenses incurred at the request of the COMPANY; costs of COMPANY stationery; filing fees; and similar expenses.

4)	MANAGER to provide COMPANY with time summaries on a biannual basis.

COMPANY agrees that special projects will be invoiced separately at agreed upon fees or rates.

IN WITNESS WHEREOF, the parties have duly executed this Addendum this 29th day of March 2023.

By:	/s/ THOMAS R. MCMAHON
Davies Captive Management Limited

By:	/s/ JOSEPH P. MURPHY
AmerInst Insurance Company, Ltd